Exhibit 99.1

                                                                                                                   For immediate release:  Contact:  Douglas R. Jamieson
President & Chief Operating Officer
Phone: (914) 921-5020
For further information please visit
www.gabelli.com

GAMCO Enters Into Deferred Compensation Agreement
RYE, New York, December 21, 2015 – GAMCO Investors, Inc. (“GAMCO” or the “Company”) (NYSE: GBL) today announced that the Compensation Committee of the Board of Directors has unanimously approved a deferred compensation agreement with Mario J. Gabelli, Chief Executive Officer of GAMCO.  Mr. Gabelli’s variable compensation for 2016 will be in the form of Restricted Stock Units (“RSUs”) determined by the volume-weighted average price of the Company’s Class A stock during 2016.  As a result, in 2016, Mr. Gabelli will not be paid any cash compensation that he is entitled to under the Employment Agreement approved by shareholders on May 5, 2015, and consistent with Mr. Gabelli’s agreement since 1977.  The Board decided that deferring Mr. Gabelli’s 2016 variable compensation will provide the Company with greater financial flexibility.
While the issuance of the award itself will not change Mr. Gabelli’s compensation, the GAAP reporting for his compensation will change.  For GAAP reporting, the Company will recognize the amount of Mr. Gabelli’s 2016 compensation ratably over the vesting period, or approximately 25% of the total during each of 2016, 2017, 2018 and 2019 fiscal years.  The RSUs will vest 100% on January 1, 2020, and the Company intends to settle the award in cash at that time; however, the Company reserves the right to issue shares of the Company’s Class A stock in lieu of such cash payment.
ABOUT GAMCO INVESTORS, INC.
GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.) and mutual funds and closed-end funds (Gabelli Funds, LLC).  As of September 30, 2015, GAMCO had $39.6 billion in assets under management.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this release, including without limitation the anticipated consummation and successful completion of the Offer (including the extension of the expiration date and satisfaction of the conditions described in the Offer to Purchase) and the possible amendment, further extension or abandonment of the Offer, contain information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the use of terms such as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “assumes” and similar expressions identify forward-looking statements. All statements that address operating performance, events or developments that GAMCO expects or anticipates will occur in the future are forward-looking statements. Although we believe that the expectations set forth in the forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may differ materially from those set forth in the forward-looking statements. In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, GAMCO has included in its Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q and 8-K, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.  Any forward-looking statements speak only as of the date of this press release. GAMCO expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.